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                            The United Illuminating Company
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
          The United Illuminating Company
          157 Church Street
          P. O. Box 1564
          New Haven, CT  06506-0901
          203.499.2000

[Logo of UI]



February 24, 2000


Dear Fellow Shareowner:

On January 24, 2000, we were pleased to advise you of The United Illuminating Company's outstanding performance for 1999, as we announced near-record earnings during a year of extensive change to our company and industry. Our expectations are that this performance will continue throughout this year.

In connection with this changing environment, we have one final step we need to take to complete the transition into a restructured utility company. We recently sent you proxy materials in connection with the important Special Meeting of the Shareowners scheduled for March 17, 2000. At this meeting you will be asked to approve the Company's proposal to reorganize The United Illuminating Company's current corporate structure by forming a holding company. THE UI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE HOLDING COMPANY STRUCTURE.
---

There are three important points to consider as you review this issue:

o We are moving to a holding company structure primarily to satisfy the requirements of Connecticut's 1998 Electric Utility Restructuring Law.
o UI is the only utility company in Connecticut that currently does not operate under a holding company structure.
o This change will not have an effect on the quarterly dividend. In fact, the Company has publicly stated on several occasions that it intends to continue the dividend at the present level.

Your Board believes the reorganized holding company structure will assure compliance with the Connecticut General Statutes. This new structure also will provide the regulated and non-regulated businesses with the managerial, structural and financial flexibility to meet the challenges of the future competitive marketplace.

We urge you to carefully read the Proxy Statement and Prospectus that we previously mailed to you. It provides detailed and important information regarding the proposed holding company structure.

Approval of the holding company proposal requires the affirmative vote of 9.6 million shares out of all 14.3 million outstanding shares. As of February 23, approximately 5.9 million shares have been voted, of which 93.5 percent are supporting this action. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Remember, if you do not vote, it will have the same effect as a vote against the holding company. If you have not already done so, please sign, date and return the enclosed proxy card today in the postage-paid envelope provided.

Thank you for taking the time to consider and vote on this most important issue.If you have additional questions or need additional material, please call our proxy solicitor, Georgeson Shareholder Communications, Inc. at 1-800-223-2064, or Susan Allen of UI at (203) 499-2311.

Sincerely,



/s/ Nathaniel D. Woodson
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Nathaniel D. Woodson
Chairman, President and Chief Executive Officer